UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2022

MITEK SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-35231	87-0418827
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

600 B Street, Suite 100
San Diego,	California		92101
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 269-6800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MITK	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) On October 25, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Mitek Systems, Inc. (the “Company”), after discussion with the Company’s independent registered public accounting firm, BDO USA LLP, (“BDO”), concluded that a restatement of the Company’s previously issued unaudited interim financial statements as of and for the three and six months ended March 31, 2022 included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022, originally filed with the Securities and Exchange Commission on May 9, 2022 (the “Q2 Form 10-Q”), would be required to record certain transaction expenses and to reclassify certain balance sheet items all related to the Company’s acquisition of HooYu Ltd. The net impact of the adjustment for these transaction expenses is a reduction to net income for the three and six months ended March 31, 2022 of $0.9 million and a decrease in basic and diluted earnings per share of $0.02.
The Company previously recorded (and reported in an earnings release) these expenses related to the Company’s acquisition of HooYu Ltd in the third quarter of fiscal 2022.
The Company intends to file an amendment to the Q2 Form 10-Q to amend and restate the financial statements and other financial information. Accordingly, the Company’s previously issued financial statements as of and for the three and six months ended March 31, 2022 contained in the Q2 Form 10-Q cannot be relied upon. The Company does not plan to amend any other previously filed reports as a result of the matters identified in this Current Report on Form 8-K.
The restatement is not expected to have a material impact on the financial statements for the year ended September 30, 2022. The restatement is not expected to have any impact on our current cash position, cash flow or liquidity.
In connection with this restatement, the Company has identified a material weakness in its internal control over financial reporting related to the review of the accounting for business combinations.
The Company’s management and the Audit Committee have consulted BDO regarding the matters disclosed in this Current Report on Form 8-K in reaching the conclusion to restate the Financial Statements for the above noted period.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mitek Systems, Inc.

October 27, 2022	By:	/s/ Frank Teruel
Frank Teruel
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL)